BYLAWS OF KINGS ROAD ENTERTAINMENT, INC.
(A Delaware Corporation)

(As Amended through December 12, 2009)

ARTICLE I - OFFICES

The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section I - Annual Meetings:

The annual meeting of shareholders shall be held on the last day of February in each-year at 10:00 o'clock A.M. or at such other date and/or time -not later than five months after the close of the fiscal year -of the Corporation, as shall be designated by the Board of Directors, provided, however, that should said day fall upon a week-end or legal holiday, then the annual meeting of share-holders shall be held at the same time and place on the next day which is a full business day. At such meeting directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (104) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Act.

Section 3 - Place of Meetings:

All meetings of share-holders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section - 4 - Notice of Meetings;

(a) Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and   shall indicate that it is being issued by, or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to Statute, the notice of such meeting shall include statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of   the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder. Who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum;

(a) Except as otherwise provided herein, or by Statute, or in the Certificate of Incorporation (such Certificate and any amendment's thereof being hereinafter collectively referred to as the “ Certificate of Incorporation”), at all meeting of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting;

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by a majority of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office;

(a) The Board of Directors of the corporation shall consist of not less than three (3) nor more than nine (9) members. The exact number of directors within the limits specified shall be set, and may be changed from time to time, by a resolution duly adopted by the Board of Directors or the stockholders.

(b) The Board of Directors shall be divided into three classes as nearly equal in number as reasonably possible, designated Class 1, Class 2 and Class 3. The initial terms of office shall expire as follows; Class 1 directors; at the annual meeting of stockholders in 1988; Class 2 directors, at the annual meeting of stockholders in 1989; Class 3 directors at the annual meeting of stockholders in 1990. Thereafter, at each annual meeting of stockholders, successors to the class of directors whose terms of office expire in that year shall be elected to hold office for a term of three (3) years. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

(c) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of each class of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at the meeting of shareholders at which such class is to be elected, by the holders of shares, present in person or by proxy, entitled to vote in the election.

Section. 2 - Duties and Powers;

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings, Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of directors, at such time and place as may be specified in the respective notices or waivers of notice thereof, providing however, that the meeting is held at a location where members of the board of directors of any corporation, or any committee designated by the board, may participate in a meeting of such board, or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and, if necessary, see each other or exhibits, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice or waivers of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 – Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present shall present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of directors then in office (but not less than 1/3 of the authorized number of directors) shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Action:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) The following actions of the Board of Directors will require the approval of not less than 75% of all of the directors: (1) the authorization or issuance of any stock options to employees of the Corporation; (2) the authorization of a public offering and sale of Common Stock of the Corporation, for an aggregate purchase price of not more than $5,000,000, pursuant to a registration statement filed under the Securities Act of 1933; or (3) the repurchase or redemption by the Corporation of any of its outstanding shares in excess of 2% of the total of the company’s issued outstanding stock.

(d) The authorization of any transactions between the Corporation on the one hand and any officer, director or stockholder of the Corporation or any person or entity related to or affiliated with any such officer, director or stockholder on the other hand shall require the approval of not less than 75% of all of the directors AND the majority approval of disinterested directors:. If the board has no disinterested directors in the transaction or transactions, then such action shall require ratification by a majority of the disinterested shareholders at a special or ordinary shareholder meeting, called and noticed for that purpose.

.Section 8 - Vacancies;

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or, inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

 Section 9 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the president or the Secretary of the Corporation, unless otherwise specified in such written notice, such resignation snail take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not   be necessary to make it effective.

Section 10 - Removal:

Any director may be removed with or without cause at any time by either: (i) the affirmative, majority vote of all disinterested directors at a special meeting of directors; or (ii) by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders.

Section 11 - Salary;

No stated salary shall be paid to directors, as such, for their services, but by resolution of   the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12 - Contracts:

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of Such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director, at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section Shall not be construed to -impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section l3. Committees;

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive commute and such other committees, and alternate members thereof, as they may deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such committee shall serve at the pleasure of the Board.

ARTICLE IV - OFFICERS

Section 1 - Number. Qualifications, Elections and Term of Office:

(a) The officers of the Corporation shall consist of President a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation;

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 – Removal:

Any officer may be removed, either with or without cause, and a suitably qualified successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies;

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers;

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these bylaws, or may from time to time be   specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors.

Section 6 - Sureties and Bonds;

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder, (including the attendance, acting and voting at shareholders meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shires and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (n) the Secretary or Measurer or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any Corporation theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares;

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner   thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person,   whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of   shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII - FISCAL YEAR

The annual accounting period for the Corporation shall end on April 30th or upon such other date as may be determined by the Board of Directors.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders;

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 - By Directors;

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation. However, if such an amendment alters the authority or the ability of the shareholders to take action, then such an amendment will require ratification by a majority of the shareholders.

ARTICLE X - INDEMNITY

Section 1:

Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil criminal, administrative or investigative (a "Proceeding”), by reason of the fact that he is or was a director and/or officer  of the Corporation, or is or was serving (during his tenure as director and/or officer) at the request of the Corporation, any other corporation, partnership, joint venture; trust or other enterprise in any capacity; whether the basis of such Proceeding is an alleged action in an official capacity as a  director or officer, or in any other capacity while serving as  a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as now or hereafter effect (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader   indemnification rights than are permitted to the Corporation prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer  shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment  of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he is not entitled to be indemnified under this Section 1 or otherwise. No amendment to or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Section 2:

If a claim for indemnity under Section 1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and if successful in whole or in part, such director or officer shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that such director or officer has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify him for the amount claimed, but the burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of an action pursuant to this Section 2 that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard  of conduct set forth in the Delaware General Corporation Law nor an actual determination by any such person or persons that such director or officer has not met, such applicable standard of conduct, shall be a defense to such action or create a presumption that such director or officer has not met the applicable standard of conduct.

Section 3;

In furtherance and not in limitation of the powers conferred by statute:

(i)  Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit ,surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorize or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 4 - Rights Not Exclusive:

The rights conferred by this Article X shall not be exclusive of any other right which the director or officer may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation’s Certificate of incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.